TURBOCHEF TECHNOLOGIES, INC.

THIRD AMENDMENT TO

2003 STOCK INCENTIVE PLAN

Background

TurboChef Technologies, Inc. (the “Company”) adopted its 2003 Stock Incentive Plan (the “Plan”) on October 29, 2003 and it was approved (as then currently amended) by stockholders of the Company on July 19, 2004. Under Section 13.1 of the Plan the Committee, defined in the Plan as the Compensation Committee of the Company’s Board of Directors, is authorized at any time to amend the Plan. In light of the accounting impact that results from the application of SFAS 123R to modifications of Awards, such as could be deemed to occur if Awards are electively adjusted in connection with restructuring events, the Committee deemed it in the best interest of the Company to amend the Plan to provide that equitable adjustments under the Plan’s antidilution provision are mandated for restructuring events, and by consent effective on September 11, 2006, the Compensation Committee, approved the amendment.

Amendment

The Plan, as amended, is further amended, effective September 11, 2006, by deleting Section 4.4 thereof and substituting in lieu thereof the following new Section 4.4:

4.4       Adjustment of Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock split, recapitalization, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), merger, consolidation, separation, including a spin-off, other distribution of stock or property of the Company, or any partial or complete liquidation of the Company), the Committee shall make equitable adjustments to prevent dilution or enlargement of rights, including but not limited to adjustment in the number and class of Shares which may be delivered under the Plan, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and any other adjustments as the Committee determines to be equitable; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock

Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

By authority of the Compensation Committee of the Board of Directors

/s/ Dennis J. Stockwell

Dennis J. Stockwell

Secretary